                              DELTA AIR LINES, INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                                                      EXHIBIT 11
                     (In millions except per share amounts)

                                                                  1997     1996
                                                                 -----    -----
PRIMARY:

  Weighted average shares outstanding                               73        51
  Additional shares assuming
    exercise of stock options                                        1        --
                                                                 -----    ------
      Average shares outstanding as adjusted                        74        51
                                                                 =====    ======

  Net income (loss)                                              $ 189    $ (276)
  Preferred dividends series C                                      --       (20)
  Preferred dividends series B                                      (2)       (2)
                                                                 -----    ------
  Net income (loss) available to primary common shares           $ 187    $ (298)
                                                                 =====    ======

  Primary earnings (loss) per common share                       $2.52    $(5.77)
                                                                 =====    ======

FULLY DILUTED:

  Weighted average shares outstanding                               73        51
  Additional shares assuming:
   Conversion of series C convertible preferred stock               --        17
   Conversion of series B ESOP convertible
    preferred stock                                                  2         3
   Conversion of 3.23% convertible subordinated notes               --        10
   Exercise of stock options                                         1        --
                                                                 -----    ------
      Average shares outstanding as adjusted                        76        81
                                                                 =====    ======


  Net income (loss)                                              $ 189    $ (276)
  Interest on 3.23% convertible subordinated
    notes net of taxes                                              --         7
  Additional required ESOP contribution
    assuming conversion of series
    B ESOP convertible preferred stock                              (2)       (1)
                                                                 -----    ------
  Net income (loss) available to fully diluted common shares     $ 187    $ (270)
                                                                 =====    ======


Fully diluted earnings (loss) per common share                   $2.47    $(3.33) *
                                                                 =====    ======

*Antidilutive

                              DELTA AIR LINES, INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                  FOR NINE MONTHS ENDED MARCH 31, 1997 AND 1996
                                                                      EXHIBIT 11
                     (In millions except per share amounts)

                                                                  1997     1996
                                                                 -----    ------
PRIMARY:

  Weighted average shares outstanding                               74        51
  Additional shares assuming
    exercise of stock options                                        1        --
                                                                 -----    ------
      Average shares outstanding as adjusted                        75        51
                                                                 =====    ======


  Net income (loss)                                              $ 552    $   (6)
  Preferred dividends series C                                      --       (60)
  Preferred dividends series B                                      (6)       (6)
                                                                 -----    ------
  Net income (loss) available to primary common shares             546       (72)
                                                                 =====    ======

  Primary earnings  (loss) per common share                      $7.30    $(1.39)
                                                                 =====    ======



FULLY DILUTED:

  Weighted average shares outstanding                               74        51
  Additional shares assuming:
   Conversion of series C convertible preferred stock               --        17
   Conversion of series B ESOP convertible
     preferred stock                                                 2         3
   Conversion of 3.23% convertible subordinated notes               --        10
   Exercise of stock options                                         1        --
                                                                 -----    ------
      Average shares outstanding as adjusted                        77        81
                                                                 =====    ======


  Net income (loss)                                              $ 552    $   (6)
  Interest on 3.23% convertible subordinated
    notes net of taxes                                              --        21
  Additional required ESOP contribution
    assuming conversion of series
    B ESOP convertible preferred stock                              (4)       (3)
                                                                 -----    ------

  Net income (losss) available to fully diluted common shares    $ 548    $   12
                                                                 =====    ======

  Fully diluted earnings (loss) per  common share                $7.09    $(0.15)*
                                                                 =====    ======

* Antidilutive